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                                                                    EXHIBIT 10.8

                                PROMISSORY NOTE

$_______                                                        _________ , 2000
                                                             Anaheim, California

          FOR VALUE RECEIVED, Iteris, Inc., a Delaware corporation ("Borrower"), promises to pay to the order of Odetics, Inc., a Delaware corporation ("Lender"), at Anaheim, California, or at such other place as the holder of this Note may from time to time designate in writing, the principal amount of __________ dollars ($________), with interest on the principal amount from the date of disbursement of the principal amount at the rate per annum set forth in this Note, to be paid as set forth in this Note.

          The principal amount of this Note shall bear interest at the rate per annum equal to Lender's cost of borrowing from Lender's principal bank during the term of the Note, but shall not exceed the maximum rate of interest permitted by applicable law.

          Borrower shall pay interest only for one year following the date of this Note and shall subsequently pay the principal amount of this Note and interest thereon in sixteen (16) equal quarterly installments at the end of each calendar quarter commencing March 31, 2001 and continuing until all principal and interest have been fully paid. Each payment of principal shall be accompanied by a payment equal to all interest accrued on the outstanding principal amount of the Note.

          Borrower shall have the right to prepay the principal sum of this Note, or any part thereof or interest thereon, at any time without penalty or prepayment charge.

          Both principal and interest shall be paid by Borrower in lawful money of the United States of America in cash or in the form of a cashier's or certified check.

          If Borrower shall default in the timely making of any payment of principal and/or interest due hereunder and if the same remains unpaid for fifteen (15) days following receipt by Borrower of written notice of such default Lender may declare the entire remaining indebtedness owing hereunder, including any accrued interest, to become immediately due and payable.

          Upon the occurrence of any of the following, Lender may declare the entire remaining indebtedness owing hereunder, including any accrued interest, to become immediately due and payable: (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Borrower possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Borrower; (ii) a merger or consolidation in which the Borrower is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Borrower immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Borrower is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Borrower are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or

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substantially all of the assets of the Borrower; or (v) the approval by the stockholders of the Borrower of a plan or proposal for the liquidation or dissolution of the Borrower.

          Notwithstanding anything to the contrary in this Note, the total liability of Borrower for payments in the nature of interest shall not exceed the limits applicable to this Note or imposed by the usury laws of the United States of America or the State of California. If any payment in the nature of interest made by Borrower or received by the holder of this Note is determined to be in excess of any limit applicable to this Note imposed by such usury laws, then the amount of such excess shall constitute and be considered a payment of principal, not interest, and such amount shall be applied to reduce the principal sum so that the total liability of the Borrower for payments in the nature of interest does not exceed the applicable limits, if any, imposed by such usury laws. In the event and to the extent such excess amount of interest exceeds the outstanding unpaid principal balance hereunder, any such excess amount shall be immediately returned to Borrower by Lender.

          No delay or omission on the part of the Lender hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

          Neither this Note nor any term hereof may be waived, amended, discharged, modified, changed, or terminated orally, nor shall any waiver of any provision hereof be effective except by an instrument in writing signed by Borrower and Lender.

          Whenever used herein, the words "Borrower" and "Lender" shall be deemed to include their respective successors and assigns.

          All notices, requests, claims and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery by hand, by reputable overnight courier service, by facsimile transmission, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses (or at such other address for a party as shall be specified in a notice given in accordance with this provision) listed below:

                         Odetics, Inc.
                         1515 Manchester Avenue
                         Anaheim, California 92802
                         Attn:  Gregory Miner
                         Facsimile: (714) 780-7246

                         Iteris, Inc.
                         1575 Manchester Avenue
                         Anaheim, California 92802
                         Attn:  Jack Johnson
                         Facsimile: (714) 780-7246

or to such other address as any party may, from time to time, designate in a written notice given in a like manner. Notice given by hand shall be deemed delivered when received by the recipient. Notice given by mail as set out above shall be deemed delivered five (5) calendar days after the date the same is mailed. Notice given by reputable overnight courier shall be deemed delivered on the next following business day after the same is sent. Notice given by facsimile transmission shall be deemed

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delivered on the day of transmission provided telephone confirmation of receipt is obtained promptly after completion of transmission.

          There are no oral agreements between Lender and Borrower relating to this Note. If any provision of this Note is held to be invalid or unenforceable, it shall not affect the validity and enforceability of the other
provisions of this Note.   This Note has been executed and delivered in the
State of California and is to be governed by and construed according to the laws thereof.

          IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first hereinabove written.

                              Iteris, Inc.


                              By:  ___________________________
                                   Jack Johnson
                                   Chief Executive Officer

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